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                                                                   EXHIBIT 23.3



                CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED


        In connection with the proposed merger of Waterford Bancshares, Inc, Waterford, Wisconsin, and WBAC, Inc., a wholly-owned subsidiary of State Financial Services Corporation, Hales Corners, Wisconsin, the undersigned, hereby consents to the reference to our valuation opinion and our firm in the Registration Statement on Form S-4 and Joint Proxy Statement/Prospectus included therein.

Dated:  July 6, 1995



                                           ROBERT W. BAIRD & CO.
                                            Incorporated


                                            By: /s/ Bernard E. Adee
                                                -----------------------------
                                                 Bernard E. Adee,
                                                 First Vice President